Exhibit 99.1

Connecture Reports Record Revenue and Positive Adjusted EBITDA for Fourth Quarter and Full Year 2014

Full year 2014 revenue increased 45% to $84.6 million year over year;

Full year 2014 Adjusted EBITDA of $1.3 million compared to Adjusted EBITDA of $(17.3) million in 2013

Fourth quarter 2014 revenue increased 11% to $27.8 million year over year;

Fourth quarter 2014 Adjusted EBITDA increased 104% to $6.6 million year over year;

Provides initial financial outlook for 2015

Milwaukee, Wisc., March 10, 2015 – Connecture, Inc. (NASDAQ:CNXR), a provider of web-based information systems used to create health insurance marketplaces, today announced financial results for the fourth quarter and full year ended December 31, 2014.

“2014 was a very successful year for Connecture, in terms of revenue growth, expanding margins, new customer additions, and organization building. We are also pleased with our fourth quarter performance, including our significant new customer wins,” remarked Doug Schneider, chief executive officer of Connecture. “Our growth demonstrates that customers recognize the value of our solutions. Our technology solutions support the increasing impact of consumer choice and accountability around health insurance as the marketplace becomes more focused on the individual. Our data-driven, personalized tools help consumers optimize their health insurance choices. In addition, we are pleased to report that we achieved a significant milestone by generating positive adjusted EBITDA for the full year,” added Mr. Schneider.

Full Year 2014 Financial Results

•	Total revenue was $84.6 million for 2014, reflecting an increase of 45.0% compared to $58.3 million in 2013.

•	Adjusted gross margin was $36.2 million for 2014, or 42.8% of total revenue, more than doubling in both amount and as a percentage of total revenue, compared to $12.0 million, or 20.5% of total revenue, in 2013.

•	Operating loss was ($4.3) million for 2014, compared to an operating loss of ($22.6) million in 2013.

•	Net loss was ($10.2) million for 2014, compared to a net loss of ($26.4) million in 2013.

•	Adjusted EBITDA was $1.3 million for 2014, including the impact of $2.3 million of one-time executive incentives related to the Company’s capital raising efforts in 2014. Excluding the one-time incentives, Adjusted EBITDA would have been $3.5 million compared to Adjusted EBITDA of negative $(17.3) million in 2013.

Fourth Quarter 2014 Financial Results

•	Total revenue was $27.8 million for the fourth quarter of 2014, reflecting an increase of 11.5% compared to $25.0 million for the fourth quarter of 2013.

•	Adjusted gross margin was $14.6 million for the fourth quarter of 2014, reflecting an increase of 36.2% compared to $10.7 million in the fourth quarter of 2013. As a percentage of total revenue, Adjusted gross margin increased to 52.4% for the fourth quarter of 2014 compared to 42.9% for the fourth quarter of 2013.

•	Operating income was $6.0 million for the fourth quarter of 2014, reflecting an increase of 336.1% compared to operating income of $1.8 million in the fourth quarter of 2013.

•	Net income was $4.8 million for the fourth quarter of 2014, reflecting an increase of 693.3% compared to net income of $0.7 million in the fourth quarter of 2013.

•	Adjusted EBITDA was $6.6 million for the fourth quarter of 2014, reflecting an increase of 104% compared to Adjusted EBITDA of $3.3 million in the fourth quarter of 2013.

•	During the fourth quarter ended December 31, 2014, we completed an initial public offering, which resulted in $34.8 million of net proceeds to Connecture.

Recent Business Highlights

•	Total contracted backlog at year-end 2014 increased to $78.2 million, an increase of $2.0 million from year-end 2013. Sequentially, contracted backlog at year-end 2014 was down from $87.5 million at the end of third quarter 2014 as certain contracts that were expected to close in the fourth quarter of 2014 closed subsequent to year end. As a result of these additional bookings in the first quarter of 2015, contracted backlog increased to approximately $95.0 million as of February 28, 2015.

•	We added eight customers in 2014 and ended 2014 with 101 customers. New customers added during 2014 included a mix of health plan, broker and retail customers. In addition, during 2014 we expanded our relationships with many of our existing customers across our business.

•	During 2014 we enhanced our capabilities for personalizing the consumer shopping and enrollment experience for individuals, employer groups and Medicare beneficiaries and streamlined our implementation processes to enable us to deliver solutions more effectively and efficiently. Also in 2014, we introduced On Ramp, our cloud-based broker private exchange solution which enables brokers to automate their entire book of business including group, individual, retiree, and ancillary.

•	On January 29, 2015, we announced that Russ Thomas, Chief Executive Officer of Avality, joined our Board of Directors as an independent director. We look forward to Mr. Thomas’ contributions as he draws on his extensive expertise gained in leadership positions in the health care information technology industry.

Business Outlook

Connecture’s initial financial outlook for full year 2015 and first quarter 2015 is as follows:

Full year 2015

•	Total revenue for 2015 is expected to be in the range of $100 million to $104 million.

•	Adjusted EBITDA for 2015 is expected to be in the range of $10.5 million to $12.5 million.

•	Net loss per share for 2015 is expected to be in the range of $(0.02) to $(0.09), based on an estimated basic and diluted weighted-average common share count of 22.0 million, and includes the impact of non-cash stock compensation expense of approximately $3.2 million, or $0.14 per share.

First quarter 2015

•	Total revenue is expected to be at least $19.5 million. Of note, the first quarter of our fiscal year is typically the lowest quarter from a revenue and earnings perspective given the seasonality that exists in our business.

•	While we expect Adjusted EBITDA to be negative for the first quarter given the seasonality in our business, we do not expect that the Adjusted EBITDA loss will be more than $(2.0) million.

•	Net loss per share is expected to be no more than $(0.25), based on an estimated basic and diluted weighted-average common share count of 22.0 million, and includes non-cash stock compensation expense of $0.7 million, or $0.03 per share.

Conference Call

Connecture management will host a conference call at 5:00 pm (Eastern Time) on Tuesday, March 10, 2015, to discuss the fourth quarter and full year 2014 results. The conference call will be accessible by dialing 877-930-8068 and referencing conference ID 86813014. A live webcast of the conference call will also be available on the investor relations section of the company’s website at investors.connecture.com.

Use of Non-GAAP Measures

To provide additional information regarding Connecture’s financial results, Connecture has disclosed in this press release adjusted gross margin and adjusted EBITDA, each a non-GAAP financial measure. Connecture defines adjusted gross margin as gross margin before depreciation and amortization expense, as well as stock-based compensation expense. Connecture defines adjusted EBITDA as net income (loss) before net interest, other expense, taxes, depreciation and amortization expense, adjusted to eliminate stock-based compensation and non-cash changes in fair value of contingent consideration and impairments of goodwill, intangible and long-lived assets, if any.

Connecture has included adjusted gross margin and adjusted EBITDA as supplemental financial measures in this press release because they are key measures used by its management and board of directors to understand and evaluate it core operating performance and trends, to prepare and approve its annual budget and to develop short- and long-term operational plans, and because management believes that they provide useful information in understanding and evaluating Connecture’s operating results. However, use of adjusted gross margin and adjusted EBITDA as analytical tools has limitations, and you should not consider them in isolation or as substitutes for analysis of Connecture’s financial results as reported under GAAP. A reconciliation to the closest GAAP measures of these non-GAAP measures is contained in the accompanying tables.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release, including statements regarding Connecture’s strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

These forward-looking statements include, among other things, statements about management’s estimates regarding future market growth, revenues and financial performance and other statements about management’s beliefs, intentions or goals. Connecture may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements, and you should not place undue reliance on Connecture’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, risks related to (1) Connecture’s ability to manage its growth, including accurately planning and forecasting its financial results and hiring, retaining and motivating employees; (2) the competitive environment for Connecture’s business and the market for Connecture’s solutions; (3) Connecture’s ability to maintain historical contract terms; (4) Connecture’s ability to operate its proprietary software, transition to new platforms and provide innovative and high quality products and services; (5) errors, interruptions or delays in Connecture’s services; (6) breaches of Connecture’s security measures; (7) Connecture’s ability to comply with regulatory requirements; (8) technological and regulatory developments; (9) litigation related to intellectual property and other matters and any related claims, negotiations and settlements; (10) the impact and integration of future acquisitions; and (12) other risks and potential factors that could affect Connecture’s business and financial results identified in Connecture’s filings with the Securities and Exchange Commission (the “SEC”), including its prospectus filed with the SEC pursuant to Rule 424(b)(4) on December 12, 2014. Additional information will also be set forth in Connecture’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Connecture makes with the SEC. The forward-looking statements contained in this press release reflect Connecture’s current views with respect to future events, and Connecture assumes no obligation to update or revise any forward-looking statements except as required by applicable law.

Investor Contact:

Peter Vozzo

Westwicke Partners, LLC.

peter.vozzo@westwicke.com

Phone: 443.213.0500

Media Contact:

Ken Phillips

Davies Murphy Group

Phone: 781.418.2437

connecture@daviesmurphy.com

Connecture, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income

(In thousands, except share and per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Revenue	$27,825	$24,957	$84,579	$58,326
Cost of revenue (1)	14,235	15,269	52,431	50,173

Gross margin	13,590	9,688	32,148	8,153

Operating expenses:
Research and development (1)	4,447	2,970	18,125	11,806
Sales and marketing (1)	1,947	1,764	7,729	6,800
General and administrative (1)	1,241	3,182	10,552	12,187

Total operating expenses	7,635	7,916	36,406	30,793

Income (loss) from operations	5,955	1,772	(4,258)	(22,640)

Other expenses:
Interest expense	1,705	1,036	5,937	4,644
Other (income) expense	(611)	—	(68)	—

Income loss before Income taxes	4,861	736	(10,127)	(27,284)

Income tax (expense) benefit	(77)	(46)	(33)	900

Net income (loss)	$4,784	$690	($10,160)	($26,384)

Comprehensive income (loss)	$4,784	$690	($10,160)	($26,384)

Net income (loss) per common share:
Basic	$0.80	($1.25)	($10.27)	($163.37)

Diluted	$0.30	($1.25)	($10.27)	($163.37)

Weighted-average common shares outstanding:
Basic	4,857,869	184,051	1,362,109	184,051

Diluted	12,979,040	184,051	1,362,109	184,051

(1) Cost of revenue and operating expenses include following stock-based compensation expense:

Cost of revenue	$31	$31	$123	$92
Research and development	18	20	78	55
Sales and marketing	7	9	32	34
General and administrative	307	170	1,203	458

Connecture, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(unaudited)

	As of December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$28,252	$2,277
Accounts receivable - net of allowances	12,128	20,935
Prepaid expenses and other current assets	1,557	1,010

Total current assets	41,937	24,222
Property and equipment, net	1,892	1,974
Goodwill	26,779	26,779
Other intangibles, net	15,350	19,414
Deferred implementation costs	24,552	19,899
Other assets	1,834	1,945

Total assets	$112,344	$94,233

Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payble	$5,737	$8,445
Accrued payroll and related liabilities	3,880	6,397
Other liabilities	4,373	7,737
Current maturities of debt	4,479	5,431
Deferred revenue	42,578	43,528

Total current liabilities	61,047	71,538
Deferred revenue	31,159	44,327
Long-term debt	48,581	32,818
Other long-term liabilities	398	1,859

Total liabilities	141,185	150,542

Redeemable convertible preferred stock	—	49,745
Total stockholders’ deficit	(28,841)	(106,054)

Total liabilities, redeemable preferred stock and stockholders’ deficit	$112,344	$94,233

Connecture, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Year Ended December 31
	2014	2013
Cash flows from operating activites:
Net loss	($10,160)	($26,384)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,101	4,710
Stock-based compensation expense	1,436	639
Other	1,061	1,302
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	8,782	(11,340)
Prepaid expenses and other assets	(495)	(989)
Deferred implementation costs	(4,653)	(15,403)
Accounts payable	(3,463)	5,573
Accrued expenses and other liabilities	(3,744)	1,754
Deferred revenue	(14,118)	41,840

Net cash (used in) provided by operating activities	(20,253)	1,702

Cash flows from investing actvities:
Purchase of property and equipment	(837)	(1,217)
Business acquisition, net of cash acquired	—	(25,879)

Net cash used in financing activities	(837)	(27,096)

Cash flows from financing activities:
Net borrowings (repayments) of debt	13,631	28,090
Proceeds from initial public offering, net of issuance costs	45,907	—
Dividends paid	(8,991)	—
Other	(3,482)	(1,895)

Net cash provided by financing activities	47,065	26,195

Net increase in cash and cash equivalents	25,975	801
Cash and cash equivalents - beginning of year	2,277	1,476

Cash and cash equivalents - end of year	$28,252	$2,277

Connecture, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(In thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Reconcilation from Gross Margin to Adjusted Gross Margin:
Gross margin	$13,590	$9,688	$32,148	$8,153
Depreciation and amortization	964	986	3,892	3,739
Stock-based compensation expense	31	31	123	92

Adjusted gross margin	$14,585	$10,705	$36,163	$11,984

Reconcilation from Net Income (Loss) to Adjusted EBITDA:
Net income (loss)	$4,784	$690	($10,160)	($26,384)
Depreciation and amortization	1,260	1,249	5,101	4,710
Interest expense	1,705	1,036	5,937	4,644
Other expense	(611)	—	(68)	—
Income taxes	77	46	33	(900)
Stock-based compensation	363	230	1,436	639
Change in fair value of contingent consideration	(951)	—	(951)	—

Total net adjustments	1,843	2,561	11,488	9,093

Adjusted EBITDA	$6,627	$3,251	$1,328	($17,291)